UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

AMERISERV FINANCIAL, INC.
(Name of Registrant as Specified In Its Charter)

DRIVER MANAGEMENT COMPANY LLC DRIVER OPPORTUNITY PARTNERS I LP J. ABBOTT R. COOPER JULIUS D. RUDOLPH BRANDON L. SIMMONS
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”).

On March 21, 2023, J. Abbot R. Cooper, Managing Member of Driver Management, was quoted in the following article published by S&P Capital IQ:

AmeriServ sues activist investor Driver to seek declaratory judgment

Tuesday, March 21, 2023 2:22 PM ET

By Rica Dela Cruz

Market Intelligence

Johnstown, Pa.-based AmeriServ Financial Inc. sued activist investor Driver Opportunity Partners I LP to seek a declaratory judgment that Driver's notice of intent to nominate two director candidates at the company's 2023 annual meeting is invalid.

AmeriServ also sued Driver's founder and managing member, Abbott Cooper, and the purported director nominees, Julius Rudolph and Brandon Simmons, according to a March 20 news release.

Driver Management Co. LLC, the general partner of Driver, owns 8.6% of AmeriServ's common stock, according to a Jan. 20 filing.

The lawsuit was filed in the Court of Common Pleas of Cambria County, Pa. The action was brought after AmeriServ board determined that Driver's notice of intent to nominate directors is invalid because it contains material defects. Also, Cooper's nomination does not comply with the company's interlocks bylaw that prohibits board members and nominees from maintaining concurrent directorships at other depository institutions, according to a news release.

AmeriServ is also seeking a declaratory judgment that Driver be enjoined from soliciting proxies in connection with the annual meeting.

The AmeriServ board believes letting Driver "disregard AmeriServ's bylaws and run a costly, distracting proxy contest to advance what appears to be its own short-term agenda runs counter to shareholders' best interests," the release said.

In response to a request for comment, Abbott Cooper said via email that the company thinks AmeriServ s "claims are meritless, and [it] intends to protect all [AmeriServ] shareholders' right to elect directors of their choice."

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Driver Management Company LLC (“Driver Management”), together with the other participants named herein (collectively, “Driver”), has filed a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of AmeriServ Financial, Inc., a Pennsylvania corporation (the “Company”).

DRIVER STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Driver Management, Driver Opportunity Partners I LP (“Driver Opportunity”), J. Abbott R. Cooper, Julius D. Rudolph and Brandon L. Simmons.

As of the date hereof, the participants in the proxy solicitation beneficially own in the aggregate 1,477,919 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”). As of the date hereof, Driver Opportunity directly beneficially owns 201,000 shares of Common Stock, including 1,000 shares held in record name. Driver Management, as the general partner of Driver Opportunity and investment manager to certain separately managed accounts (the “SMAs”), may be deemed to beneficially own the (i) 201,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 1,276,919 shares of Common Stock held in the SMAs. Mr. Cooper, as the managing member of Driver Management, may be deemed to beneficially own the (i) 201,000 shares of Common Stock directly beneficially owned by Driver Opportunity and (ii) 1,276,919 shares of Common Stock held in the SMAs. Neither of Messrs. Rudolph or Simmons beneficially own any securities of the Company.